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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58215) of Aurora Foods Inc. of our report dated March 31, 2000 relating to the consolidated financial statements and financial statement schedules, which appear on page 51 of this Form 10-K.



PricewaterhouseCoopers LLP
San Francisco, California
April 14, 2000